Exhibit 3.1

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

APELLIS PHARMACEUTICALS, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the Slate of Delaware)

Apellis Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is Apellis Pharmaceuticals, Inc. (the “Corporation”), and that original Certificate of Incorporation was initially filed with the Secretary of State of Delaware on September 25, 2009, which was subsequently amended by that Certain First Amendment to the Certificate of Incorporation, filed with the Secretary of State of Delaware on February 22, 2010.

2. The Corporation filed an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware on April 26, 2010,

3. The Corporation filed a Second Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware on April 15, 2011.

4. The Corporation filed a Third Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware on July 27, 2011, which was subsequently amended by that certain Amendment to the Third Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on July 2, 2012 (as amended, the “Third Certificate of Incorporation”).

5. This Fourth Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”), which amends and restates the Third Certificate of Incorporation, was duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law, and was approved by written consent of the stockholders of the corporation pursuant to Section 228(d) of the General Corporation Law. Prompt notice of such action will be given to stockholders who did not consent in writing:

The text of the Third Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST: The name of this corporation is Apellis Pharmaceuticals, Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 615 S. Dupont Highway, in the City of Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is Capitol Services, Inc.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH:

Contemporaneously with the filing of this Certificate of Incorporation with the Secretary of the State of Delaware, each share of the Series 2010 Preferred Stock issued and outstanding immediately prior to the filing of this Certificate of Incorporation with the Secretary of the State of Delaware, shall be and hereby is automatically and without any further action by the Company or any stockholder reclassified as and converted into one share of the Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) (the “Series A Reclassification”).

Contemporaneously with the filing of this Certificate of Incorporation with the Secretary of the State of Delaware, each share of the Series 2011 Preferred Stock issued and outstanding immediately prior to the filing of this Certificate of Incorporation with the Secretary of the State of Delaware, shall be and hereby is automatically and without any further action by the Company or any stockholder reclassified as and converted into one share of the Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) (the “Series B Reclassification”, and together with the Series A Reclassification, the “Reclassification.”

From and after the Reclassification, (i) each share of Series 2010 Preferred Stock and all rights with respect thereto shall terminate, except the right of the holders thereof, upon surrender of their certificates, if applicable, to receive certificates for the number of shares of Series A Preferred Stock into which such shares of Series 2010 Preferred Stock have been reclassified as and converted into, and (ii) each share of Series 2011 Preferred Stock and all rights with respect thereto shall terminate, except the right of the holders thereof, upon surrender of their certificates] if applicable, to receive certificates for the number of shares of Series B Preferred Stock into which such shares of Series 2011 Preferred Stock have been reclassified as and converted into. The shares of Series 2010 Preferred Stock and Series 2011 Preferred Stock so converted and reclassified shall be cancelled and shall not be reissuable by the Corporation. Any stock certificate that, immediately prior to the Reclassification, represented shares of Series 2010 Preferred Stock shall, from and after the Reclassification, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Series A Preferred Stock as equals the number of shares of Series 2010 Preferred Stock represented by such certificate immediately prior to the Reclassification. Any Stock certificate that, immediately prior to the Reclassification, represented shares of Series 2011 Preferred Stock shall, from and after the Reclassification, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Series B Preferred Stock as equals the number of shares of Series 2011 Preferred Stock represented by such certificate immediately prior to the Reclassification.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 48,500,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 30,750,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”), of which 2,670,000 shares have been designated Series A Preferred Stock, 7,280,000 shares have been designated Series B Preferred Stock, and 20,800,000 shares have been designated Series C Preferred Stock, par value $0.0001 (the “Series C Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.	COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

B.	PREFERRED STOCK

Unless otherwise indicated, references to “sections” or “subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1.	Dividends.

The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common

Stock and (B) the number of shares of Common Stock issuable upon conversion of such share of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend. The “Series A Original Issue Price” shall mean $1.00 per share, the “Series B Original Issue Price” shall mean $1.10 per share, and the “Series C Original Issue Price” shall mean $1.25 per share, in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the such shares.

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1 Preferential Payments to Holders of Series C Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event (as defined below), the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Series A Preferred Stock, Series B Preferred Stock, Common Stock or any other class or series of stock ranking on liquidation junior to the Series C Preferred Stock by reason of their ownership thereof, an amount per share equal to the Series C Original Issue Price, plus any dividends declared but unpaid thereon (the amount payable pursuant to this sentence is hereinafter referred to as the “Series C Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series C Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series C Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series C Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of such shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full in both cases.

2.2 Preferential Payments to Holders of Series A Preferred Stock and Series B Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, and only after the payment of all preferential amounts required to be paid to the holders of Series C Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series C Preferred Stock, the holders of shares of Series A Preferred Stock and Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock and Series B Preferred Stock by reason of their ownership thereof, an amount per share equal to (i) with respect to the Series A Preferred Stock, the Series A Original Issue Price, plus any dividends declared but unpaid thereon (the amount payable pursuant to this clause (i) is hereinafter referred to as the “Series A Liquidation Amount”), and (ii) with respect to the Series B Preferred Stock, the Series B Original Issue Price, plus any dividends declared but unpaid thereon (the amount payable pursuant to this clause (ii) is hereinafter referred to as the “Series B Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the

Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock and Series B Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock and Series B Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and Series B Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock and Series B Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of such shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full in both cases.

2.3 As-Converted Payments. Notwithstanding, the foregoing provisions set forth in Subsections 2.1 or 2.2, if, in connection with any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, (i) the amount that the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock would be entitled to be paid had they (as well as each other series of Preferred Stock deemed to have converted into Common Stock pursuant to this Subsection 2.3) first converted their shares of such series of Preferred Stock into Common Stock immediately prior to voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or a Deemed Liquidation Event (the “As-Converted Payment”), is greater than (ii) the amount to which such holders would be entitled under Subsections 2.1 or 2.2, as the case may be, had they not so converted their shares of such series of Preferred Stock, then such holders shall be entitled to receive such greater As-Converted Payment amount with respect to shares of such series of Preferred Stock, without first having to convert such shares of such series of Preferred Stock into Common Stock, and such As-Converted Payment amount shall be deemed to be the Series A Liquidation Amount, Series B Liquidation Amount or Series C Liquidation Amount, as applicable. If any such holder shall be deemed to have converted shares of a series of Preferred Stock into Common Stock pursuant to this Subsection 2,3, then such holder shall not be entitled to receive any distribution with respect to shares of such series of Preferred Stock that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Common Stock.

2.4 Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Common Stock, pro rata based on the number of shares held by each such holder.

2.5 Deemed Liquidation Events.

2.5.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least a majority of the outstanding shares of Preferred Stock elect otherwise by written notice sent to the Corporation prior to the effective date of any such event:

(a) a merger or consolidation in which

(i)	the Corporation is a constituent party or

(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.5.2 Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.5.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 through 2.4.

(b) In the event of a Deemed Liquidation Event referred to in Subsection 2.5.1(a)(ii) or 2.5.l(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the holders of at least a majority of the then outstanding shares of Preferred Stock so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with my other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Preferred Stock at a price per share equal to the Series A Liquidation Amount, Series B Liquidation Amount, or Series

C Liquidation Amount, as the case may be, in accordance with the priorities set forth in Subsections 2.1 through 2.4 above. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock at such amounts, the Corporation shall first redeem all outstanding shares of Series C Preferred Stock (or, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series C Preferred Stock, a pro rata portion of each holder’s shares of Series C Preferred Stock), and then, to the extent Available Proceeds remain available for redemption, redeem all outstanding shares of Series A Preferred Stock and Series B Preferred Stock (or, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series A Preferred Stock and Series B Preferred Stock, a pro rata portion of each holder’s shares of Series A Preferred Stock and Series B Preferred Stock). Prior to the distribution or redemption provided for in this Subsection 2.5.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

2.5.3 Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

2.5.4 Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Subsection 2.5.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 through 2.4 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 through 2.4 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

3. Voting.

3.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock, and with the holders of any other series of Preferred Stock the terms of which so provide, as a single class.

3.2 Election of Directors. So long as there are at least 1,920,000 shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock) issued and outstanding, the holders of record of the shares of Series C Preferred Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation (the “Preferred Directors”); provided, however, that, if the holders of Series C Preferred Stock lose their right, in accordance with and pursuant to Section 1(b)(i) of that certain Voting Agreement, dated as of July 30, 2013 (the “Voting Agreement”), by and among the Coloration and the parties named therein, to designate members of the Board of Directors of the Corporation, then holders of record of the shares of Preferred Stock, voting a single class, shall be entitled to elect the Preferred Directors in lieu thereof. The holders of record of shares of Common Stock, voting as a single class, shall be entitled to elect one (1) director of the Corporation. The holders of record of the shares of Preferred Stock and the holders of record of the shares of Common Stock, voting together as a single class on an as-converted to Common Stock basis, shall be entitled to elect two (2) directors of the Corporation. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of the class or series of stock entitled to elect a director or directors fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the shares of the class or series of stock entitled to elect such director elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote, or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of each class or series pursuant to this Subsection 3.2.

3.3 Series C Preferred Stock Protective Provisions. At any time when at least 1,920,000 shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio and of no force or effect; provided, however, that the written consent or affirmative vote of the outstanding shares of Series C Preferred Stock pursuant to the foregoing shall no longer be required if Morningside Venture Investments Limited is an Affected Holder (as defined below in Subsection 5A).

3.3.1 liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event, or consent to any of the foregoing;

3.3.2 amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation;

3.3.3 create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series C Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series C Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Series C Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption;

3.3.4 (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series C Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series C Preferred Stock in respect of any such right, preference or privilege;

3.3.5 purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Series C Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof or (iv) as approved by the Board of Directors, including the approval of the Preferred Directors;

3.3.6 create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security unless such debt security has received the prior approval of the Board of Directors, including the approval of the Preferred Directors; or

3.3.7 create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary.

3.4 Series B Preferred Stock Protective Provisions. So long as shares of Series B Preferred Stock are outstanding, the Corporation shall not, whether by way of amendment, merger, consolidation or otherwise, without the prior written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting as a single class, amend, alter or change the rights, preferences, or privileges of the Series B Preferred Stock so as to materially adversely affect the Series B Preferred Stock; provided that the separate vote of the holders of Series B Preferred Stock shall not be required for the Corporation to authorize, create or designate, or incur any obligation to issue or issue shares of, any class or series of stock ranking on par or senior to the Series B Preferred Stock, with respect to voting rights, dividends, conversion, distributions upon liquidation of the Corporation or redemption rights.

3.5 Series A Preferred Stock Protective Provisions. So long as shares of Series A Preferred Stock are outstanding, the Corporation shall not, whether by way of amendment, merger, consolidation or otherwise, without the prior written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a single class, amend, alter or change the rights, preferences, or privileges of the Series A Preferred Stock so as to materially adversely affect the Series A Preferred Stock; provided that the separate vote of the holders of Series A Preferred Stock shall not be required for the Corporation to authorize, create or designate, or incur any obligation to issue or issue shares of, any class or series of stock ranking on par or senior to the Series A Preferred Stock, with respect to voting rights, dividends, conversion, distributions upon liquidation of the Corporation or redemption rights.

3.6 Preferred Stock Protective Provisions. So long as shares of Preferred Stock are outstanding, the Corporation shall not without the prior written consent of the holders of at least a majority of the then outstanding shares of Preferred Stock, voting as a single class, liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event, or consent to any of the foregoing.

4. Optional Conversion.

The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”).

4.1 Right to Convert.

4.1.1 Preferred Stock. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined (i) the case of Series A Preferred Stock, by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion, (ii) in the case of the Series B Preferred Stock, by dividing the Series B Original Issue Price by the Series B Conversion Price (as defined below) in effect at the time of conversion, and (iii) in the case of the Series C Preferred Stock, by dividing the Series C Original Issue Price by the Series C Conversion Price (as defined below) in effect at the time of conversion; provided, however, that the conversion of any shares of Series C Preferred Stock pursuant to and in accordance with the preceding clause (iv) prior to the closing of the Second Tranche (as defined below in Subsection 5A) shall require the prior unanimous approval of the Board of Directors of the Corporation unless such conversion is conditioned and made effective upon the consummation of a Deemed Liquidation Event, in which case the approval of the Board of Directors shall not be required for the conversion of shares of Series C Preferred Stock into shares of Common Stock pursuant to the preceding clause (iii). The “Series A Conversion Price” is currently $1.00. The “Serial B Conversion Price” is currently $1.10. The “Series C Conversion Price” is currently $1.25. Such Series A Conversion Price, Series B Conversion Price and Series C Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2 Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

4.2 Fractional Shares. No fractional shares of Common Stuck shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates and if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.

4.3.2 Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price, Series B Conversion Price or Series C Conversion Price.

4.3.3 Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of such series of Preferred Stock accordingly.

4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock by a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 [Intentionally Omitted.]

4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the date on which the first share of Series C Preferred Stock was issued (the “Series C Original Issue Date”) effect a subdivision of the outstanding Common Stock, the Conversion Price of each series of Preferred Stock in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series C Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price of each series of Preferred Stock in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price of each series of Preferred Stock in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying such Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price of each series of Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price of each series of Preferred Stock shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment in the Conversion Price for any series of Preferred Stock shall be made if the holders of such series of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of such event.

4.7 Adjustments for Other Dividends and Distribution. In the event the Corporation at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 25, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of such series of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of Preferred Stock, to the end that the provisions set forth in this Section 4 shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock. For the avoidance of doubt, nothing in this Subsection 4.8 shall be construed as preventing the holders of Series A Preferred Stock from seeking any appraisal rights to which they are otherwise entitled under the General Corporation Law in connection with a merger triggering an adjustment hereunder, nor shall this Subsection 4.8 be deemed conclusive evidence of the fair value of the shares of any series of Preferred Stock in any such appraisal proceeding.

4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price for any series of Preferred Stock pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which such series of Preferred Stock is convertible), identifying the series of

Preferred Stock to which it applies and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of any series of Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price for such series of Preferred Stock then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of such series of Preferred Stock.

4.10 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified m such notice.

5. Mandatory Conversion.

5.1 Trigger Events.

5.1.1 All outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate upon the closing of the sale of shares of Common Stock to the public at a price per share equal to at least three (3) times the Series C Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $40,000,000 of gross proceeds, net of underwriting discounts and Commissions to the Corporation (the time of such closing is referred to herein as the “QPO Mandatory Conversion Time”).

5.1.2 Notwithstanding the foregoing, all outstanding shares of Series C Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series C Mandatory Conversion Time”).

5.1.3 Notwithstanding the foregoing, all outstanding shares of Series A Preferred Stock and Series B Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 60% of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a separate class (the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series A/B Mandatory Conversion Time” and, together with the QPO Mandatory Conversion Time and Series C Mandatory Conversion Time, the “Mandatory Conversion Time”).

5.1.4 Any shares converted pursuant to Subsections 5.1.1, 5.1.2 and 5.1.3 may not be reissued by the Corporation.

5.2 Procedural Requirements. All holders of record of shares of Preferred Stock being converted shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all applicable shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock affected by such conversion shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for the Preferred Stock so converted, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of the Preferred Stuck converted. Such converted Preferred

Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of the affected Preferred Stock accordingly.

5A. Special Mandatory Conversion.

5A.1. Trigger Event. If any Second Tranche Offeree (as defined in Section 5A.3 below) does not participate fully in the Second Tranche by purchasing in the aggregate in the Second Tranche, at least such holder’s Second Tranche Designated Amount (as defined in Section 5A.3 below) (such holder, an “Affected Holder”) and within the time period specified by the Corporation, provided that the Corporation:

(a) has achieved the Milestone (as defined in this Section 5A.1 below), and

(b) has sent to each Second Tranche Offeree fifteen (15) days prior written notice of, and the opportunity to purchase such holder’s Second Tranche Designated Amount),

then each share of Series C Preferred Stock owned or held by such Affected Holder, shall automatically, and without any further action on the part of such Affected Holder, be converted into shares of Common Stock immediately after the consummation of the Second Tranche Closing (as defined in the Series C Stock Purchase Agreement) at the rate of one (1) share of Common Stock for every four (4) shares of Series C Preferred Stock owned or held by such Affected Holder immediately prior to the consummation of the Second Tranche Closing. For purposes of determining whether a holder of shares of Series C Preferred Stock purchased its Second Tranche Closing Designated Amount, all shares of Series C Preferred Stock purchased by Affiliates (as defined below) of such holder, shall be aggregated with all shares of Series C Preferred Stock purchased by such holder (provided that no shares of Series C Preferred Stock shall be attributed to more than one entity or person within any such group of affiliated entities or persons). Such conversion is referred to as a “Special Mandatory Conversion.”

5A.2. Procedural Requirements. Upon a Special Mandatory Conversion, each Affected Holder subject to such Special Mandatory Conversion shall be sent written notice of such Special Mandatory Conversion and the place designated for surrender of certificates in connection with mandatory conversion pursuant to this Section 5A of all such shares of Series C Preferred Stock. Upon receipt of such notice, such Affected Holder shall surrender his, her or its certificate or certificates of all such shares of Series C Preferred Stock (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duty authorized in writing. All rights with respect to the Series C Preferred Stock converted pursuant to this Section 5A, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the time of the applicable Special Mandatory Conversion (notwithstanding the failure of the Affected Holder or Affected Holders thereof to surrender the certificates for such shares at or prior to such time), except only the rights of the Affected Holders thereof, upon surrender of their certificate or certificates therefor (or lost certificate affidavit and agreement), to receive the items provided for in the next sentence of this Section 5A.2. As soon as practicable after a Special Mandatory Conversion and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for an Affected Holder’s shares of Series C Preferred Stock so converted pursuant to such Special Mandatory Conversion, the Corporation shall issue and deliver to such Affected Holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Section 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion. No dividends of any kind whether declared, undeclared, accruing or otherwise shall be paid in respect of such shares. Such converted shares of Series C Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Company may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series C Preferred Stock accordingly.

5A.3. Definitions. For purposes of this Section 5A, the following definitions shall apply;

5A.3.1 “Affiliate” shall mean, with respect to any holder of shares of Preferred Stock, any person, entity or firm which, directly or indirectly, controls, is controlled by or is under common control with such holder, including, without limitation, any entity of which the holder is a partner or member, any partner, officer, director, member or employee of such holder and any venture capital fund now or hereafter existing of which the holder is a partner or member which is controlled by or under common control with one or more general partners of such holder or shares the same management company with such holder,

5A.3.2 “Application” shall mean an investigational new drug application, or its foreign equivalent, regarding the Company’s product filed by the Corporation with a regulatory authority.

5A.3.3 “Milestone” shall be deemed to have been achieved by the Corporation when: (A) the Application receives Regulatory Approval, and (B) the chief executive officer of the Corporation certifies in writing that (i) Regulatory Approval has been received and (ii) there are no other consents, approvals, registrations, licenses or authorizations required to commence dozing of human patients.

5A.3.4 “Regulatory Approval” means, with respect to the Application, any approval, registration, license, or authorization from a regulatory authority in a country or other jurisdiction that is necessary to initiate dosing of human patients in such country or jurisdiction.

5A.3.5 “Second Tranche” shall have the meaning given it in the Series C Stock Purchase Agreement.

5A.3.6 “Second Tranche Designated Amount” means, with respect to a Second Tranche Offeree, that number of shares of Series C Preferred Stock as is set forth under the heading “Offered Second Tranche Shares” on Exhibit A-2 to the Series C Stock Purchase Agreement.

5A.3.7 “Second Tranche Offeree” shall have the meaning given it in the Series C Stock Purchase Agreement.

6. Redemption. Except as specifically set forth in Subsection 2.5.2, holders of shares of Preferred Stock do not have any rights to redeem such shares of Preferred Stock.

7. Acquired Shares. Any shares of Preferred Stock that are acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.

8. Waiver. Any of the rights, powers, preferences and other terms set forth herein may be waived (i) with respect to the Series C Preferred Stock on behalf of all holders of Series C Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Series C Preferred Stock then outstanding, (ii) with respect to the Series B Preferred Stock on behalf of all holders of Series B Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding, and (iii) with respect to the Series A Preferred Stock on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding.

9. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission; provided, however, that any such notice given to a holder of Preferred Stock that is a non-U.S. resident shall be by overnight courier and deemed given three (3) days following deposit with such overnight courier, or by electronic communication in compliance with the provisions of the General Corporation Law.

FIFTH: Subject to any additional vote required by the Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH:

1. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Tenth, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

2. Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Tenth or otherwise.

3. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Tenth is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

5. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and condition as may be determined by the Board of Directors.

6. Non-Exclusivity of Rights. The rights conferred on any person by this Article Tenth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

7. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

8. Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Tenth; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Tenth.

9. Amendment or Repeal. Any repeal or modification of the foregoing previsions of this Article Tenth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

ELEVENTH: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

TWELFTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s certificate of incorporation or bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article TWELFTH shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article TWELFTH (including, without limitation, each portion of any sentence of this Article TWELFTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

*    *    *

IN WITNESS WHEREOF, this Fourth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 29th day of July, 2013.

By:	/s/ Cedric Francois
Cedric Francois, Chief Executive Officer

FIRST AMENDMENT TO THE

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

APELLIS PHARMACEUTICALS, INC.,

a Delaware corporation

The undersigned, Cedric Francois, hereby certifies that:

1. He is the duly elected and acting Chief Executive Officer of Apellis Pharmaceutical Inc., a Delaware corporation.

2. The original Certificate of incorporation of the Corporation (the “Certificate”) was filed with the Secretary of State of Delaware on September 25, 2009.

3. The Certificate was amended by that First Amendment to the Certificate of Incorporation dated February 22, 2010, and amended and restated by that First Amended and Restated Certificate of Incorporation dated April 26, 2010, the Second Amended and Restated Certificate of incorporation dated April 15, 2011, the Third Amended and Restated Certificate of Incorporation dated July 15, 2011, the Amendment to the Third Amended and Restated Certificate of Incorporation dated July 2, 2012 and (he Fourth Amended and Restated Certificate of Incorporation dated July 29, 2013 (the “Fourth Amended Certificate”).

4. The fourth paragraph of the introduction to Article IV of the Fourth Amended Certificate is hereby amended in accordance with Section 242 of the Delaware General Corporation Law to read in its entirety as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is Sixty-Five Million (65,000,000) shares of Common Stock, par value $0.0001 per share (“Common Stock”), and Thirty-Right Million Seven Hundred Thousand (38,700,000) shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”), of which 2,670,000 shares have been designated Series A Preferred Stock, 7,280,000 shares have been designated Series B Preferred Stock, and 28,750,000 shares have been designated Series C Preferred Stock (the “Series C Preferred Stock”).”

5. The Board of Directors of the Corporation adopted the amendments set forth above by unanimous vote at a regularly scheduled meeting, as provided in the Delaware General Corporation Law and the Bylaws of the Corporation.

6. The amendments set forth above were adopted by a majority of the stockholders entitled to vote thereon by written consent as provided in the Delaware General Corporation Law and the Fourth Amended Certificate.

* * * *

The undersigned hereby acknowledges that the foregoing First Amendment to the Fourth Amended and Restated Certificate of Incorporation is its act and deed on this 25th day of November, 2014.

APELLIS PHARMACEUTICALS, INC.

By:	/s/ Cedric Francois
Cedric Francois, its Chief Executive Officer